Exhibit 99.2

745 Seventh Avenue New York, NY 10019 United States

January 31, 2019

CONSENT OF BARCLAYS CAPITAL INC.

We have previously consented to (i) the inclusion of our opinion letter, dated March 18, 2018, to the Board of Directors of Orbotech Ltd. (“Orbotech”), as an Annex to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of KLA-Tencor Corporation (“KLA-Tencor”), declared effective as of June 7, 2018, and as amended to date (the “Effective Registration Statement”), relating to the proposed business combination transaction between Orbotech and KLA-Tencor Corporation and (ii) the references in the Effective Registration Statement to such opinion and our firm in the Effective Registration Statement under the headings, “Summary—The Merger”, “The Merger—Background of the Merger”, “The Merger—Orbotech’s Reasons for the Merger; Recommendation of the Orbotech Board”, “The Merger—Opinion of Orbotech’s Financial Advisor”, The Merger—Certain Projections of Orbotech” and “Annex B—Opinion of Barclays Capital Inc.”.

We hereby consent to the incorporation by reference of the foregoing into a Registration Statement on Form S-4MEF filed on the date hereof for purposes of registering additional shares of the common stock of KLA-Tencor for issuance in connection with the consummation of the proposed business combination transaction.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours, BARCLAYS CAPITAL INC.

By: /s/ Richard B. Hardegree
Name:	Richard B. Hardegree
Title:	Managing Director